                                                                   EXHIBIT 10.53

                                                                (Execution Copy)


                      TRANSITION POWER PURCHASE AGREEMENT

                                 By and Between

                         MISSION ENERGY WESTSIDE, INC.

                                      and

                         PENNSYLVANIA ELECTRIC COMPANY

                           Dated as of August 1, 1998


THIS TRANSITION POWER PURCHASE AGREEMENT SETS FORTH THE PROPOSED TERMS OF OPTIONS UPON THE EXERCISE OF WHICH GENERATOR WOULD BE REQUIRED TO PROVIDE AND SELL, AND PENELEC WOULD BE REQUIRED TO ACCEPT AND PURCHASE, CAPACITY FROM THE HOMER CITY GENERATING STATION.

                               TABLE OF CONTENTS

ARTICLE I - DEFINITIONS .................................................     1
         1.01 Format ....................................................     1
         1.02 Definitions ...............................................     1

ARTICLE II - TERM .......................................................     3
         2.01 Effective Date ............................................     3
         2.02 Termination Date ..........................................     3

ARTICLE III - OPTIONS
         3.01 Put Option ................................................     4
         3.02 Call Option ...............................................     4
         3.03 Maximum Put Capacity and Maximum Call Capacity ............     4
         3.04 Supplemental Installed Capacity Requirements ("SICR") .....     4
         3.05 Exercise of Options .......................................     5

ARTICLE IV - GENERATOR'S OBLIGATION TO PROVIDE
             PURCHASED CAPACITY .........................................     6
         4.01 Requirements for Purchased Capacity .......................     6

ARTICLE V - PAYMENT FOR PURCHASED CAPACITY ..............................     7
         5.01 Monthly Payments ..........................................     7
         5.02 Failure to Provide Purchased Capacity and Unforced Capacity     8

ARTICLE VI - BILLING AND PAYMENT ........................................     9
         6.01 Statements ................................................     9
         6.02 Billing and Payment .......................................     9
         6.03 Adjustments and Corrections ...............................    10
         6.04 Interest ..................................................    10
         6.05 Billing and Payment Addresses .............................    10
         6.06 Disputes ..................................................    11
         6.07 Set-Off Rights ............................................    11
         6.08 Records ...................................................    11
         6.09 Survival ..................................................    11

ARTICLE VII - INDEMNIFICATION ...........................................    11
         7.01 Generator's Indemnification ...............................    11
         7.02 Penelec's Indemnification .................................    11
         7.03 Indemnification Procedures ................................    12
         7.04 Survival ..................................................    12

ARTICLE VIII - LIMITATION OF LIABILITY ..................................    12
         8.01 Limitation of Liability ...................................    12
         8.02 Generator's Direct Damages ................................    13
         8.03 Penelec's Direct Damages ..................................    13
         8.04 Survival ..................................................    13

ARTICLE IX - FORCE MAJEURE ..............................................    13
         9.01 Force Majeure .............................................    13
         9.02 Obligation to Make Payment ................................    13
         9.03 Due Diligence .............................................    14
         9.04 Survival ..................................................    14

ARTICLE X - CONFIDENTIALITY .............................................    14
         10.01 Confidentiality ..........................................    14
         10.02 Confidential Information .................................    14
         10.03 Authorized Party .........................................    14

ARTICLE IX - EVENTS OF DEFAULT ..........................................    15
         11.01 Events of Default ........................................    15
         11.02 Notice of Default; Cure ..................................    15
         11.03 Remedies .................................................    16

ARTICLE XII - REPRESENTATIONS ...........................................    16
         12.01 Generator's Representations ..............................    16
         12.02 Penelec's Representations ................................    16
         12.03 Generator's Covenants ....................................    17

ARTICLE XIII - ASSIGNMENT ...............................................    18

ARTICLE XIV - MISCELLANEOUS .............................................    18
         14.01 Headings .................................................    18
         14.02 Waiver ...................................................    18
         14.03 No Third Party Beneficiaries .............................    18
         14.04 Severability .............................................    18
         14.05 Entire Agreement .........................................    19
         14.06 Further Assurances .......................................    19
         14.07 Notices ..................................................    19
         14.08 Amendments ...............................................    19
         14.09 Governing Law ............................................    20
         14.10 Counterparts .............................................    20

     This Transition Power Purchase Agreement ("Agreement"), dated as of August 1, 1998, by and between Mission Energy Westside, Inc. ("Generator"), a California corporation, and Pennsylvania Electric Company, d/b/a GPU Energy ("Penelec"), a Pennsylvania corporation, (each of Generator and Penelec being referred to herein, individually, as a "Party", and collectively, as the "Parties"),


                                  WITNESSETH:


     WHEREAS, NGE Generation, Inc., an affiliate of New York State Electric & Gas Corporation ("NYSEG"), and Penelec have offered to jointly sell by auction their respective interests in the Homer City Generating Station (the "HC Station"); a coal-fired generating plant located in Indiana County, Pennsylvania;

     WHEREAS, the Generator, Penelec and NGE Generation, Inc. have entered into an Asset Purchase Agreement ("Asset Purchase Agreement") dated as of August 1, 1998, pursuant to which Generator will purchase the HC Station;

     WHEREAS, Penelec and Generator desire to enter into an option agreement for the purchase and sale of electric generating capacity, but not for electric energy or ancillary services; and

     WHEREAS, in partial consideration for Penelec's interest in the HC Station, Generator and Penelec have agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, Generator and Penelec agree as follows:


                            ARTICLE I - DEFINITIONS


     1.01 Format
          ------


          (a) References to Articles and Sections herein are cross-references to Articles and Sections, respectively, in this Agreement, unless otherwise stated.



          (b) All Schedules that are attached to this Agreement are incorporated by reference as if fully set forth herein.



     1.02 Definitions
          -----------


     In addition to the terms defined elsewhere in this Agreement, when used with initial capitalization, whether singular or plural, the following terms shall have the meanings set forth below. Any term used in this Agreement that is not defined herein shall have the meaning customarily attributed to such term by the electric utility industry in Pennsylvania.

          (a) "Capacity" means the capability of generating and delivering electric energy.



          (b) "Capacity Credits" means credits for capacity which meet the requirements set forth in the Reliability Assurance Agreement and the PJM Rules as defined therein.



          (c) "Contract Year" means the First Contract Year and each succeeding 12 month period beginning on June 1 and ending on the following May 31, except that the Contract Year shall be changed to conform to the PJM Planning Year, as defined in the Reliability Assurance Agreement, at such time, if any, as the PJM Planning Year is changed.


          (d) "First Contract Year" means the period of time from the Transfer Date to May 31, 1999.



          (e) "Forced Outage Rate" means the Forced Outage Rate of the HC Station as defined and calculated in accordance with the PJM Rules, provided however, that for purposes of this Agreement the Forced Outage Rate of the HC Station for all periods prior to the Transfer Date shall be deemed to have been 9%.



          (f) "Force Majeure" has the meaning set forth in Article IX.


          (g) "GPU Energy" means Penelec, together with its affiliates, Metropolitan Edison Company and Jersey Central Power & Light Company.



          (h) "GPU Energy's Installed Capacity Obligation" means GPU Energy's obligation to provide Installed Capacity to PJM under the Reliability Assurance Agreement (i) as an LSE, or (ii) for and on behalf of GPU Energy`s full requirements or partial requirements wholesale customers who are also LSEs.



          (i) "Installed Capacity" means Capacity which meets the requirements set forth in the Reliability Assurance Agreement and the PJM Rules for Installed Capacity, as defined therein.



          (j) "LSE" means a Load Serving Entity, as defined in the Reliability Assurance Agreement.



          (k) "Option" means a Put Option or Call Option.

          (l) "PJM" means PJM Interconnection L.L.C., the Delaware Limited Liability Company continued by that certain Amended and Restated Operating Agreement of PJM Interconnection, L.L.C., dated as of June 2, 1997, as amended from time to time, or its successor.

          (m) "PJM Control Area" means the control area recognized by the North American Electric Reliability Council as the PJM Control Area.



          (n) "PJM Rules" means the rules, regulations and agreements under which PJM determines whether and to what extent an LSE has satisfied or failed to satisfy its obligations under the Reliability Assurance Agreement to provide Installed Capacity to PJM.



          (o) "Purchased Capacity" means Installed Capacity with respect to which a Put Option or Call Option has been exercised.



          (p) "Reliability Assurance Agreement" means that certain agreement, dated June 2, 1997, as amended from time to time, which establishes obligations, standards and procedures for maintaining the reliable operation of the PJM Control Area.



          (q) "Transfer Date" means the date on which Penelec transfers title to its interest in the HC Station to the Generator.



          (r) "Unforced Capacity" means Unforced Capacity, as defined and calculated in accordance with the PJM Rules, provided however, that for purposes of this Agreement, the Forced Outage Rate of the HC Station for all periods prior to the Transfer Date shall be deemed to have been 9%.



                               ARTICLE II - TERM


     2.01 Effective Date
          --------------


     Subject to required regulatory authorizations, if any, this Agreement shall become effective when signed by the Parties, except that the rights to exercise Options and the obligations to purchase and sell Installed Capacity shall become effective on the Transfer Date.



     2.02 Termination Date
          ----------------


     Unless terminated earlier in accordance with the terms hereof, this Agreement shall terminate on May 31, 2001, or on the last day of the Contract Year which ends in 2001, if different. If the Asset Purchase Agreement is validly terminated prior to the Transfer Date, then this Agreement shall also terminate.


                             ARTICLE III - OPTIONS


     3.01 Put Option
          ----------


     To the extent required by Generator in accordance with this Agreement, Penelec shall accept and purchase Installed Capacity from Generator for the First Contract Year and for each subsequent Contract Year in amounts up to the Maximum Put Capacity for the respective

Contract Year. Generator's right to require Penelec to accept and purchase such Installed Capacity from Generator is referred to herein as Generator's "Put Option".


     3.02 Call Option
          -----------


     To the extent required by Penelec in accordance with this Agreement, Generator shall provide and sell Installed Capacity to Penelec for the First Contract Year and for each subsequent Contract Year in amounts up to the Maximum Call Capacity for the respective Contract Year. Penelec's right to require Generator to provide and sell such Installed Capacity to Penelec is referred to herein as Penelec's "Call Option".


     3.03 Maximum Put Capacity and Maximum Call Capacity
          ----------------------------------------------


          (a) The Maximum Put Capacity for each Contract Year shall be equal to the SICR for the respective Contract Year.



          (b) The Maximum Call Capacity for each Contract Year shall be equal to the SICR for the respective Contract Year, minus the amount of Installed Capacity for which Generator exercises its Put Option with respect to such Contract Year, but not less than zero.



     3.04 Supplemental Installed Capacity Requirements ("SICR")
          -----------------------------------------------------

     SICR shall be equal to:


          (a) 942 MW for the First Contract Year;


          (b) for each Contract Year subsequent to the First Contract Year, the lesser of (i) 942 MW, and (ii) the difference of ICR minus IC, for the respective Contract Year, where:



          ICR = Penelec's forecast of the maximum amount of Installed Capacity that will be needed by GPU Energy to satisfy GPU Energy's Installed Capacity Obligation during such Contract Year, taking into account GPU Energy's estimate of the amount of Installed Capacity allocable to load that will elect during such Contract Year to be served by an LSE other than GPU Energy; and

          IC = Installed Capacity for which GPU Energy will receive credit from PJM for such Contract Year as an LSE which is provided by or pursuant to:

              (i) generating facilities owned by GPU Energy, excluding for any Contract Year those generating facilities that GPU Energy expects will be sold during such Contract Year;



              (ii) contracts between GPU Energy and QFs;

               (iii) contracts with purchasers of any nuclear generating
                     facilities sold by GPU Energy; and



              (iv) the contracts listed on Schedule A hereto, as in effect on
                   June 30, 1998.



     3.05 Exercise of Options
          -------------------


          (a) Not later than 30 days prior to the anticipated Transfer Date, Generator shall either notify Penelec of the exercise by Generator of its Put Option for the First Contract Year, including notification of the quantity of Installed Capacity for which Generator is exercising its Put Option, or shall notify Penelec that Generator will not exercise its Put Option for the First Contract Year.



          (b) On the first business day after the day on which Generator is required to exercise, or notify Penelec that it will not exercise, its Put Option for the First Contract Year, Penelec shall either notify Generator of the exercise by Penelec of its Call Option, including notification of the quantity of Installed Capacity for which Penelec is exercising its Call Option, or shall notify Generator that Penelec will not exercise its Call Option for the First Contract Year.



          (c) If either Party exercises its Option for the First Contract Year, the obligations to provide and sell, and to accept and purchase, Capacity pursuant to such exercised Options shall become effective as of the Transfer Date.



          (d) By January 15th, Penelec shall notify Generator of the Maximum Put Capacity for the Contract Year (other than the First Contract Year) beginning on the following June 1st.



          (e) By January 30th, Generator shall either notify Purchaser of the exercise by Generator of its Put Option for the Contract Year (other than the First Contract Year) beginning on the following June 1st, including notification of the quantity of Installed Capacity for which Generator is exercising its Put Option, or shall notify Penelec that it will not exercise its Put Option for such Contract Year.



          (f) On the first business day after the day on which Generator is required to exercise, or notify Penelec that it will not exercise, its Put Option for the Contract Year (other than the First Contract Year) beginning on the following June 1st, Penelec shall either notify Generator of the exercise by Penelec of its Call Option for such Contract Year, including notification of the quantity of Installed Capacity for which Penelec is exercising its Call Option, or shall notify Generator that Penelec will not exercise its Call Option for such Contract Year.

          (g) The foregoing schedule is based on the assumption that the PJM Planning Year starts on June 1st and ends on May 31st and on the assumption that the date (the "Capacity Notification Date") by which GPU Energy is required to designate for PJM the sources from which Installed Capacity will be provided to meet GPU Energy's Installed Capacity Obligation is not earlier than 90 days prior to the first day of the respective PJM Planning Year. If the PJM Planning Year start date and/or end date is changed, or the Capacity Notification Date is changed, by PJM, then Penelec may, by providing reasonable notice thereof to Generator, unilaterally change the foregoing notification schedule to provide the same notice periods between the exercise of the Put Option and Call Option and the first day of the PJM Planning Year and the Capacity Notification Date as are provided by the foregoing schedule with respect to a PJM Planning Year beginning on June 1st and a Capacity Notification Date 90 days prior thereto.



          (h) Each notice required or contemplated by this Section 3.05 shall be in writing and shall be given in accordance with Section 14.07, Notices.
                                                                -------



 ARTICLE IV - GENERATOR'S OBLIGATION TO PROVIDE PURCHASED CAPACITY


     4.01 Requirements for Purchased Capacity
          -----------------------------------


          (a) Generator shall provide all Installed Capacity required to be provided to Penelec under this Agreement from the HC Station, except that, subject to Penelec's written consent, which shall not be unreasonably withheld or delayed, Generator may provide Installed Capacity ("Replacement Capacity") to Penelec from sources other than the HC Station to meet the Generator's obligation to provide Installed Capacity to Penelec, provided that such Replacement Capacity:



          (i) meets all of the requirements of the PJM Rules for Installed Capacity and is available to GPU Energy to be credited against GPU Energy's Installed Capacity Obligation; and



         (ii) GPU Energy incurs no costs, charges or expenses, directly or indirectly, which exceed the costs, charges and expenses that GPU Energy would have incurred had such Installed Capacity been provided from the HC Station, or if any such excess costs, charges or expenses are incurred by GPU Energy, Generator reimburses Penelec for such excess costs, charges and expenses within 10 days of Generator's receipt of a bill therefor, provided that generator shall not be obligated to reimburse Penelec for such excess costs, charges and expenses to the extent that they are incurred as a result of GPU Energy's failure to use reasonable efforts to avoid or mitigate them.



          (b) Generator shall provide a written request to Penelec for its consent to Generator's use of Replacement Capacity not later than 30 days prior to (i) the date on which

GPU Energy is required to identify for PJM the sources from which GPU Energy will provide Installed Capacity for the period during which Generator will provide such Replacement Capacity, or (ii) where the use of Replacement Capacity represents a change in the source from which Generator is providing Installed Capacity under this Agreement, the date on which GPU Energy is required to notify PJM of such change. Such written request shall identify the sources from which Generator will provide Replacement Capacity and shall include all information reasonably required by Penelec to determine whether to grant or withhold its consent and for GPU Energy to obtain credit from PJM for such Replacement Capacity as Installed Capacity.


          (c) Generator shall take all action required or necessary to cause the Purchased Capacity to meet PJM's requirements for Installed Capacity and to cause the Purchased Capacity to be available to GPU Energy to satisfy GPU Energy's Installed Capacity Obligation.



          (d) During the First Contract Year (i) not more than one generating unit comprised by the HC Station shall be on planned outage at any one time (ii) not more than 8 unit-weeks of planned outage of the HC Station shall be taken, and (iii) the Forced Outage Rate of the HC Station shall not exceed 9%.



          (e) During each Contract Year beginning on or after June 1, 1999, Generator shall provide Unforced Capacity associated with Purchased Capacity equal to not less than 91% of the Purchased Capacity.



          (f) No planned outage of the HC Station shall be taken during any Peak Season, as defined in the PJM Rules.



                  ARTICLE V - PAYMENT FOR PURCHASED CAPACITY


     5.01 Monthly Payments
          ----------------


     If an Option or Options are exercised, Penelec shall make monthly payments to Generator for each month during the Contract Year for which such Option or Options have been exercised. Such monthly payments, each referred to herein as a "Monthly Payment" or MP, shall be calculated as follows:


          MP = (Payment Amount) x (Days) x (Forced Outage Adjustment);

          where:

          MP = Monthly Payment;


          Payment Amount = The sum of (i) the product of the applicable Put Price from Schedule B hereto and the amount of Installed Capacity for which a Put Option has been exercised and which is provided to Penelec by Generator, and
          (ii) the product of the applicable Call Price from Schedule B hereto and the Installed Capacity for which a Call Option has been exercised and which is provided to Penelec by Generator;


          Days = The number of calendar days in the respective month;


          Forced Outage Adjustment = for the First Contract Year, a fraction not greater than 1.0, the numerator of which shall be 1.0 minus the Forced Outage Rate of the HC Station for the month and the denominator of which shall be .91, and after the First Contract Year, a fraction not greater than 1.0, the numerator of which is the Unforced Capacity provided by Generator which is attributable to the Installed Capacity provided by Generator and the denominator of which is 91% of such Installed Capacity.


     5.02 Failure to Provide Purchased Capacity and Unforced Capacity
          -----------------------------------------------------------

          (a) If (i) the amount of Installed Capacity provided by Generator is less than the Purchased Capacity (ii) during the First Contract Year more than one generating unit comprised by the HC Station is on planned outage at any one time, Generator takes more than 8 weeks of planned outage for the HC Station or the Forced Outage Rate exceeds 9%, (iii) the Unforced Capacity provided by Generator during any Contract Year beginning on or after June 1, 1999 is less than 91% of the Purchased Capacity, or (iv) a planned outage of the HC Station is taken during a Peak Season (collectively, "Generator Shortfall"), then Generator shall reimburse Penelec for all Deficiency Charges and Replacement Costs incurred and paid by Penelec or GPU Energy as a result thereof, but only to the extent that such Deficiency Charges and Replacement Costs exceed the amount by which the Monthly Payment is reduced as a result of the Generator Shortfall, provided that Generator shall not be obligated to reimburse Penelec for Deficiency Charges or Replacement Costs to the extent that they are incurred as a result of Penelec's or GPU Energy's failure to use reasonable efforts to avoid or mitigate them.



          (b) For purposes hereof, "Deficiency Charges" means all deficiency charges and costs, including any and all costs, charges and penalties under the Reliability Assurance Agreement, payable as a result of any failure by GPU Energy to meet GPU Energy's Installed Capacity Obligation.



          (c) For purposes hereof, "Replacement Costs" means the sum of all costs or expenses incurred directly or indirectly by GPU Energy to purchase Capacity, provide Capacity to PJM, or purchase Capacity Credits, in order to meet GPU Energy's Installed Capacity Obligation.



          (d) If GPU Energy incurs Deficiency Charges or Replacement Costs as a result of a Generator Shortfall which occurs in a particular month, and such costs are incurred over a period of more than one month or are incurred in a month or months other than the month in which the Generator Shortfall occurs, then Penelec, in its reasonable discretion, shall allocate such costs on a monthly basis.


          (e) If GPU Energy or Penelec incur Deficiency Charges or Replacement Costs attributable to a capacity deficiency to PJM which in the aggregate exceeds the aggregate Generator Shortfall, then Penelec, in its reasonable discretion, shall allocate a reasonable portion of such Deficiency Charges and Replacement Costs to such Generator Shortfall.



          (f) Penelec shall set-off any payments Generator owes under this
Section 5.02 against any payments Penelec owes Generator under Section 5.01. If payments due Penelec under Section 5.02 exceed payments due Generator under
Section 5.01, Generator shall pay the difference to Penelec promptly upon receipt of a bill therefor.



                       ARTICLE VI - BILLING AND PAYMENT


     6.01 Statements
          ----------


     Penelec shall provide to the Generator a monthly statement not later than 15 days after the end of each calendar month during a Contract Year with respect to which an Option or Options have been exercised. Such statement shall set forth (i) the amount due for Purchased Capacity for which such Option or Options have been exercised, calculated in accordance with Section 5.01 (ii) Generator's reimbursement obligation, if any, under Section 5.02, and (iii) the computation of the amount due and determination of the Party obligated to pay such amount, including each quantity used in such computation and determination.


     6.02 Billing and Payment
          -------------------


     If the statement provided pursuant to Section 6.01 shows that a payment is due from Penelec to Generator, Penelec shall pay the amount due within 15 days of the issuance of the statement. If the statement shows that payment is due from Generator to Penelec, Penelec shall render a bill to the Generator for the amount due simultaneously with the issuance of the statement, and the Generator shall pay such bill within 15 days of the issuance thereof by Penelec.


     6.03 Adjustments and Corrections
          ---------------------------


     If adjustments or corrections to bills or statements are required as a result of errors in computation or billing, the Parties shall recompute amounts due hereunder and otherwise correct any errors in such bills or statements. If the total amount, as recomputed, due from a Party for the period of inaccuracy varies from the total amount due as previously computed, and payment of the previously computed amount has been made, the difference shall be paid to the Party entitled to receive it within thirty (30) days after the recomputation.

     6.04 Interest
          --------

     Interest on unpaid amounts or payments received after the due date shall accrue at a rate equal to the prime lending rate established from time to time by Citibank, N.A., New York, New York, or its successor, from the due date until the date on which the amount due is paid.


     6.05 Billing and Payment Addresses
          -----------------------------

     Bills rendered to Generator shall be sent to:


          Mission Energy Westside, Inc.
          18101 Von Karman Avenue, Suite 1700
          Irvine, California 92612


     Payments made to Generator by check shall be sent to:



          Mission Energy Westside, Inc.
          18101 Van Karman Avenue, Suite 1700
          Irvine, California 92612


     or by wire transfer of funds to:


     Bills rendered to Penelec shall be made by check to:


          Pennsylvania Electric Company
          c/o GPU Energy
          2800 Pottsville Pike
          Reading, Pennsylvania 19602


    Payments made to Penelec shall be made by check to:


          Pennsylvania Electric Company
          c/o GPU Energy
          2800 Pottsville Pike
          Reading, Pennsylvania 19602


    or by wire transfer of funds to:

    6.06 Disputes
         --------

     If a Party contests a billed amount, the contesting Party shall pay the undisputed billed amount and provide written notice to the other Party identifying the reason for the dispute. Interest at the rate specified in
Section 6.04 shall accrue on any payment, or any portion of any payment, that is refunded or credited when the contested amount is resolved.


     6.07 Set-Off Rights
          --------------


     Each Party may set off any amounts owed to the other Party against any amount owed pursuant to this Agreement or other arrangements agreed to between the Parties, including without limitation, amounts owed Penelec under Section 5.02.


     6.08 Records
          -------


     The Parties shall each keep and maintain accurate and detailed records relating to the sales of Installed Capacity under this Agreement for a period of not less than seven (7) years. Such records shall be made available for inspection by either Party or any governmental agency having jurisdiction with respect thereto during normal business hours upon reasonable notice.


     6.09 Survival
          --------


     The provisions of this Article 6 shall survive termination, expiration, cancellation, suspension, or completion of this Agreement to the extent necessary to allow for final billing and payment.


                         ARTICLE VII - INDEMNIFICATION


     7.01 Generator's Indemnification
          ---------------------------

     The Generator shall indemnify, defend and hold harmless Penelec and its Affiliates and their officers, directors, employees and agents from and against any and all claims, demands, suits, losses, damages, liabilities, costs and expenses (including reasonable attorney's fees and costs of investigation) for damage to property and injury to or death of persons, including Penelec's employees, Generator's employees and the employees of any third party, to the extent caused by, arising out of or related to the negligence or willful misconduct of Generator.


     7.02 Penelec's Indemnification
          -------------------------


     Penelec shall indemnify, defend and hold harmless Generator and its Affiliates and their officers, directors, employees and agents from and against any and all claims, demands, suits, losses, damages, liabilities, costs and expenses (including reasonable attorney's fees and costs of investigation) for damage to property and injury to or death of persons, including

Generator's employees, Penelec's employees and the employees of any Third Party, to the extent caused by, arising out of or related to the negligence or willful misconduct of Penelec.


     7.03 Indemnification Procedures
          --------------------------


          (a) A party which becomes entitled to indemnification under this Agreement (the "Indemnified Party") shall give written notice to the other party (the "Indemnifying Party") of the occurrence of the events which give rise to such right of indemnification within 30 days of the later of the occurrence thereof or the Indemnified Party becoming aware of the occurrence thereof. Such notice shall describe the claim, the basis thereof and shall indicate an estimate of the amount of the claim. To the extent that the Indemnifying Party is prejudiced by any failure of the Indemnified Party to provide such notice, such notice shall be a condition precedent to the liability of the Indemnifying Party under this Article VII.



          (b) At the Indemnified Party's request, the Indemnifying Party shall, at its cost and expense, defend (with counsel reasonably acceptable to the Indemnified Party) any suit asserting a claim against the Indemnified Party with respect to which the Indemnified Party is entitled to indemnification hereunder, and shall pay all costs and expenses incurred by the Indemnified Party to enforce its right to indemnification. The Indemnified Party may, at its own expense, retain separate counsel and participate in the defense of any such suit. Neither party may settle or compromise a claim or suit against the other Party without the consent of such other party, which consent shall not be unreasonably withheld or delayed.



     7.04 Survival
          --------


     The indemnification obligations of each Party under this Article VII shall not be limited in any way by any limitation on insurance, by the amount or types of damages, or by any compensation or benefits payable by the Parties under Worker's Compensation Acts, disability benefit acts or other employee acts, or otherwise. The provisions of this Article VII shall survive termination, cancellation, suspension, completion or expiration of this Agreement.


                     ARTICLE VIII - LIMITATION OF LIABILITY


     8.01 Limitation on Damages
          ---------------------


     Except to the extent arising out of the obligations of Penelec and the Generator to indemnify the other Party under Article VII, neither Penelec nor the Generator, nor their respective officers, directors, partners, agents, employees, or affiliates, shall be liable to the other party or its affiliates, officers, directors, partners, agents, employees, successors or assigns, for claims for incidental, special, indirect or consequential damages of any nature connected with or resulting from performance or breach of this Agreement, including without limitation, claims in the nature of lost revenues, income or profits (other than payments specifically provided for and properly due under this Agreement) or losses, damages or liabilities under any financing, lending or construction contracts, agreements or other arrangements to which the Generator may be party, irrespective of whether such claims are based upon warranty, negligence, strict liability, contract, operation of law or otherwise.


     8.02 Generator's Direct Damages
          --------------------------


          Subject to the indemnity provisions set forth in Article VII, upon an Event of Default by Penelec which is not excusable due to an event of Force Majeure or an Event of Default by Generator, Penelec's liability to Generator shall be limited to Generator's exclusive direct damages incurred by Generator as a result of such Event of Default by Penelec, which shall be payment under
Section 5.01 for services rendered.


     8.03 Penelec's Direct Damages
          ------------------------


          Subject to the indemnity provisions set forth in Article VII, upon an Event of Default by Generator which is not excusable due to an event of Force Majeure or an Event of Default by Penelec, Generator's liability shall be limited to Penelec's direct damages incurred by Penelec as a result of such Event of Default by Generator, which shall be payment under Section 5.02 of Deficiency Charges and Replacement Costs.


     8.04 Survival
          --------


          The provisions of this Article VIII shall apply regardless of fault and shall survive termination, cancellation, suspension, completion or expiration of this Agreement.


                          ARTICLE IX - FORCE MAJEURE


     9.01 Force Majeure
          -------------


          Subject to due diligence obligations under Section 9.03, a Party shall not be considered to be in default or breach of this Agreement, and shall be excused from performance, or liability for damages to the other Party, if and to the extent it shall be delayed in or prevented from performing or carrying out any of the obligations or responsibilities of this Agreement, arising out of or from any act, omission or circumstances occasioned by or in consequence of any act of God, labor disputes, act of the public enemy, war, invasion, riot, fire, storm, flood, ice, explosion, or by any other cause or causes beyond the reasonable control of the Party invoking Force Majeure to avoid liability, including any order, regulation or restriction imposed by governmental, military or lawfully established civilian authorities.


     9.02 Obligation to Make Payment
          --------------------------


          Nothing contained in this Article IX shall relieve any Party of the obligation to make payments when due pursuant to this Agreement.

     9.03 Due Diligence
          -------------


          Any Party claiming Force Majeure shall (i) provide prompt written notice of such Force Majeure event to the other Party giving a detailed written explanation of the event and estimate of its expected duration and probable effect on the performance of that Party's obligations hereunder; and (ii) use due diligence in accordance with good utility practice to continue to perform its obligations under this Agreement and to remove the condition that prevents performance, including the provision of Replacement Capacity, if available, irrespective of cost; except that settlement of any labor dispute shall be in the sole judgment of the affected Party.


     9.04 Survival
          --------


          The provisions in this Article IX shall survive termination, cancellation, suspension, completion or expiration of this Agreement.


                          ARTICLE X - CONFIDENTIALITY


     10.01 Confidentiality
           ---------------


     Upon the written request of a Party (in such capacity, the "Disclosing Party"), the other Party (in such capacity, the "Receiving Party") shall keep confidential and not disclose, except to Authorized Parties, as defined below, or except as required by law, Confidential Information, as defined below, which is disclosed to the Receiving Party by the Disclosing Party.


     10.02 Confidential Information
           ------------------------


     For purposes hereof, "Confidential Information" means information in written or other tangible form which is so marked when it is disclosed to the Receiving Company, except that Confidential Information shall not include information which (i) is available to the public, (ii) becomes available to the public other than as a result of a breach by the Receiving Party of its obligations hereunder, (iii) was known to the Receiving Party prior to its disclosure by the Disclosing Party, or (iv) becomes known to the Receiving Party thereafter other than by disclosure by the Disclosing Party.


     10.03 Authorized Party
           ----------------

     For purposes hereof, Authorized Party means any officer, employee, representative, agent or attorney of the Receiving Party, or any officer, employee, representative, agent or attorney of any affiliate of the Receiving Party who needs to know the Confidential Information in order to perform his duties.


                        ARTICLE XI - EVENTS OF DEFAULT

              11.01 Events of Default
                    -----------------


              The following shall constitute events of default under this
              Agreement:


                   (a) A material breach of any material term or condition of this Agreement, including but not limited to (i) any material breach of a representation, warranty or covenant made in this Agreement, and (ii) failure of either Party to make a required payment to the other Party of amounts due hereunder. Failure by a Party to provide any required report or notice hereunder shall constitute a material breach hereof if such failure is not cured within ten (10) days after notice to the defaulting party.



                   (b) A receiver or liquidator or trustee of either Party or of any of its property shall be appointed by a court of competent jurisdiction, and such receiver, liquidator or trustee shall not have been discharged within sixty (60) days; or by decree of such a court, a Party shall be adjudicated bankrupt or insolvent or any substantial part of its property shall have been sequestered, and such decree shall have continued undischarged and unstayed for a period of sixty (60) days after the entry thereof; or a petition to declare bankruptcy or to reorganize a party pursuant to any of the provisions of the Federal Bankruptcy Code, as now in effect or as it may hereafter be amended, or pursuant to any other similar state statute as now or hereafter in effect, shall be filed against a party and shall not be dismissed within sixty (60) days after such filing, or



                   (c) A Party shall file a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; or, without limiting of the generality of the foregoing, a Party shall file a petition or answer or consent seeking relief or assisting in seeking relief in a bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; or, without limiting of the generality of the foregoing, a Party shall file a petition or answer or consent seeking relief or assisting in seeking relief in a proceeding under any of the provisions of the Federal Bankruptcy Code, as now in effect or as it may hereafter be amended, or pursuant to any other similar state statute as now or hereafter in effect, or an answer admitting the material allegations of a petition filed against it in such a proceeding; or a Party shall make an assignment for the benefit of its creditors; or a Party shall admit in writing its inability to pay its debts generally as they become due; or a Party shall consent to the appointment of a receiver, trustee, or liquidator of it or of all or part of its property.



              11.02 Notice of Default: Cure.
                    -----------------------


              Upon the occurrence of any such event of default, the Party not in default may give written notice of the default to the defaulting Party. Such notice shall set forth, in reasonable detail, the nature of the default and, where known and applicable, the steps necessary to cure such default. The defaulting Party shall have thirty (30) days following receipt of such notice either to (i) cure such default or
         (ii) commence in good faith all such steps as the non-defaulting Party may, in its reasonable judgment, determine to be necessary and appropriate to cure such default in the event such default cannot, in the reasonable judgment of such non-defaulting Party, be completely cured within such thirty (30) day period.


     11.03 Remedies.
           --------


          (a) Except with respect to liability arising out of a Party's indemnification obligations under Article VIII, upon the occurrence of an Event of Default, the defaulting Party shall be liable to the non-defaulting Party only for the non-defaulting Party's direct damages as defined in Section 8.02 or
Section 8.03, as the case may be.



          (b) Notwithstanding the foregoing, upon the occurrence of any such event of default, the non-defaulting Party shall be entitled (i) to commence an action to require the defaulting Party to remedy such default and specifically perform its duties and obligations hereunder in accordance with the terms and conditions hereof and (ii) to exercise such other rights and remedies as it may have at equity or at law, subject however to the provisions of Article VIII hereof.



                         ARTICLE XII - REPRESENTATIONS

     12.01 Generator's Representations.
           ---------------------------

     The Generator hereby represents and warrants as follows:


          (a) The Generator is a corporation duly organized validly existing and in good standing under the laws of California and is duly qualified to do business and in good standing in the Commonwealth of Pennsylvania;



          (b) The Generator has all requisite power and authority to carry on the business to be conducted by it and to enter into this Agreement and the transactions contemplated hereby, and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement;



          (c) The execution and delivery of this Agreement and the performance of the Generator's obligations hereunder have been duly authorized by all necessary action on the part of the Generator and do not and will not conflict with or result in a breach of the Generator's charter documents or by-laws or any indenture, mortgage, other agreement or instrument, or any statute or rule, regulation, order, judgment or decree of any judicial or administrative body to which the Generator is a party or by which the Generator or any of its properties is bound or subject.



     12.02 Penelec's Representations.
           -------------------------

     Penelec hereby represents and warrants as follows:

          (a) Penelec is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.



          (b) Penelec has the corporate power and authority to own its properties, carry on its electric utility business as now being conducted, enter into this Agreement and the transactions contemplated hereby, and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.



          (c) The execution and delivery of this Agreement by Penelec and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Penelec.



     12.03 Generator's Covenants.
           ---------------------


          (a) The Generator hereby covenants and agrees that Generator shall at its own cost and expense obtain all permits, licenses and other authorizations from governmental authorities as may be required to perform its obligations hereunder.



          (b) The Generator shall comply with the requirements of the clauses set forth in the following provisions of the Federal Acquisition Regulations ("FAR"), 48 Code of Federal Regulations, Chapter 1, as the same may be in effect from time to time:



                (i) Clean Air and Water: (S)52.223-2;
                    -------------------

               (ii) Contract Work Hours and Safety Standards Act -Overtime
                    -------------------     ------------------------------
                    Compensation: (S)52.222-4;
                    ------------


              (iii) Equal Opportunity: (S)52.222-26;
                    -----------------

               (iv) Affirmative Action for and Employment Reports on Special
                    --------------------------            ------------------
                    Disabled and Vietnam Era Veterans: (S)52.222-35 and
                    ----------------------------------
                    (S)52.222-37;


               (v)  Affirmative Action for Handicapped Workers: (S)52.222-36;
                    ------------------------------------------


               (vi) Utilization of Small Business Concerns and Small
                    ------------------------------------------------
                    Disadvantaged
                    -------------
                    Business Concerns and Small Business and Small
                    ----------------------------------------------
                    Disadvantaged
                    -------------
                    Business Subcontracting Plan: (S)52.219-8 and (S)52.219-9
                    ----------------------------


     The Generator shall include the terms or substance of each of the foregoing clauses in its subcontracts as and to the extent required by the FAR. In the event of a conflict between the provisions of this Section 12.03(b) and any other provision of this Agreement, this Section 12.03(b) shall govern.

                           ARTICLE XIII - ASSIGNMENT


     Neither this Agreement nor any right, interest or obligation hereunder may be assigned by either Party without the other Party's written consent, which may not be unreasonably withheld or delayed. Assignments made without the required consent may be voided by the non-assigning Party. Notwithstanding the foregoing,
(a) Penelec may assign this Agreement, in whole or in part, to any affiliate of Penelec that has a contractual or statutory obligation as an LSE to supply Installed Capacity to PJM, and (b) Generator may assign, transfer, pledge or otherwise dispose of its rights and interests hereunder to a trustee or lending institution(s) for the purposes of financing or refinancing the acquisition of the Homer City Station, including upon or pursuant to the exercise of remedies under such financing or refinancing, or by way of assignments, transfers, pledges, conveyances or dispositions in lieu thereof; provided, however, that no such assignment, transfer, pledge, conveyance, or disposition shall relieve or in any way discharge Generator from the performance of its duties and obligations under this Agreement. Penelec agrees to execute and deliver, at Generator's expense, such documents as may be reasonable and necessary to accomplish any such assignment, transfer, pledge, conveyance, or disposition of rights hereunder for purposes of the financing or refinancing of the acquisition of the HC Station, so long as Penelec's rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired.


                          ARTICLE XIV - MISCELLANEOUS


     14.01 Headings
           --------


     The descriptive headings of the Articles and Sections of this Agreement are inserted for convenience only and are not intended to affect the meaning, interpretation or construction of this Agreement.


     14.02 Waiver
           ------


     Except as otherwise provided in this Agreement, any failure of a Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to any subsequent failure of the first Party to comply with such obligation, covenant, agreement, or condition.


     14.03 No Third Party Beneficiaries
           ----------------------------


     The Parties do not intend that this Agreement confer any rights or remedies on any person or party other than the Parties, their successors and permitted assigns.


     14.04 Severability
           ------------


     If any of the provisions of this Agreement are held to be unenforceable or invalid by any court or regulatory authority of competent jurisdiction, the Parties shall, to the extent possible, negotiate an equitable adjustment to the provisions of this Agreement, with a view toward effecting the purpose of this Agreement, and the validity and enforceability of the remaining provisions hereof shall not be affected thereby.


     14.05 Entire Agreement
           ----------------


     This Agreement constitutes the entire understanding between the Parties, and supersedes any and all previous understandings, oral or written, with respect to the subject matter hereof.


     14.06 Further Assurances
           ------------------


     The Parties hereto agree to promptly execute and deliver, at the expense of the Party requesting such action, any and all other and further instruments and documents which may be reasonably requested in order to effectuate the transactions contemplated hereby.


     14.07 Notices
           -------


          Notices required or permitted to be given hereunder shall be in writing, shall be deemed given when received if sent by facsimile transmission (provided receipt thereof is confirmed in writing) recognized overnight courier or first class mail to the appropriate telephone number or address set forth below. Parties' notice addresses are as follows:


     If to Generator:


          Mission Energy Westside, Inc.
          18101 Von Karman Avenue, Suite 1700
          Irvine, California 92612
          Attention: James V. Iaco
                     President
          Facsimile: 949-757-4774


     If to Penelec:


          Pennsylvania Electric Company
          c/o GPU Energy
          2800 Pottsville Pike
          Reading, Pennsylvania 19602
          Attention: C.A. Mascari
          Facsimile: 610-375-6557

     The foregoing notice addresses and telephone numbers may be changed by written notice given in accordance with this Section 14.07


     14.08 Amendments
           ----------


     (a) If the provisions of the PJM Rules concerning Installed Capacity are materially changed from such provisions of the PJM Rules in effect as of August 1, 1998, then, at the written request of either Party, the Parties shall use their best efforts to amend, modify or supplement this Agreement to preserve and maintain the economic benefits accruing to each Party hereunder. If after 30 days from said request the parties fail to reach such agreement, then both Parties reserve all rights under the Federal power Act.



     (b) Except as provided in Section 14.08(a), this Agreement may be amended, modified or supplemented only by the written agreement of both Parties, and (ii) to the maximum extent of the law, the rates, terms and conditions in this Agreement shall not be subject to change, regardless of whether such change is sought (a) by the FERC action sua sponte on behalf of a Party or third party,
(b) by a Party, (c) by a third party, or (d) in any other manner.



     14.09 Governing Law
           -------------


          (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed in Pennsylvania, without regard to the conflict of laws provisions thereof.

          (b) The Parties agree that all disputes between them which arise under this Agreement and which are not settled, other than disputes which are exclusively within the jurisdiction of FERC, shall be decided by a court of competent jurisdiction in the Commonwealth of Pennsylvania and the parties submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania and the Federal District Courts in the Commonwealth of Pennsylvania.



     14.10 Counterparts
           ------------


     This Agreement may be executed in counterparts, all of which shall constitute one and the same Agreement and each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, the Parties have executed this Agreement by their authorized representatives as of the day and year first set forth above.


                             PENNSYLVANIA ELECTRIC COMPANY



                             By:    /s/ John G. Graham
                                    --------------------------------
                                    Name: John G. Graham
                                    Title:



                             By:
                                    --------------------------------
                                    Name:
                                    Title:

           IN WITNESS WHEREOF, the Parties have executed this Agreement by their authorized representatives as of the day and year first set forth above.


                             PENNSYLVANIA ELECTRIC COMPANY

                             By:
                                    --------------------------------
                                    Name:
                                    Title:


                             MISSION ENERGY WESTSIDE, INC.

                             By:    /s/ James V. Iaco, Jr.
                                    --------------------------------
                                    Name:
                                    Title:

                                   SCHEDULE A

                                   (Capacity)


Long-Term Power Purchase Contracts


6/01/99 - 5/31/01  AEC/Susquehanna 1&2 and Raystown Hydro    224 MW
6/01/99 - 12/31/99 JC Purchase of PP&L Capacity              184 MW
6/01/99 - 5/31/01  JC Bid Package/PP&L                       300 MW
6/01/99 - 5/31/01  JC Bid Package/Niagara Mohawk              45 MW
6/01/99 - 5/31/01  JC Bid Package/PECO Base                   50 MW
6/01/99 - 5/31/01  JC Bid Package/PECO Option 1A              50 MW


NUGs* - Existing                                            1666 MW



NUGs* - Projected


6/01/99 - 5/31/01   Monmouth                                   7 MW
6/01/99 - 5/31/01   Modern Landfill                            8 MW
6/01/00 - 5/31/01   AES                                      655 MW
6/01/00 - 5/31/01   Homer City Modular                        17 MW



-------------------------

* The Installed Capacity and Dates listed are illustrative only. These values will be updated when SICR is forecasted.

                                   SCHEDULE B

                     Put Prices and Call Prices ($/MW-Day)


                                      Call Price  Put Price
                                      ----------  ---------
                To 5/31/99               $ 63.30     $49.90
                6/1/99 to 5/31/00        $ 77.50     $59.90
                6/1/00 to 5/31/01        $100.90     $77.40